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                                 EXHIBIT 5.1














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                                                                  EXHIBIT 5.1



                              December __, 1995


Remodelers Investment Corporation
16901 Dallas Parkway, Suite 200
Dallas, Texas 75248

                Re:      Remodelers Investment Corporation
                         Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Remodelers Investment Corporation, a corporation organized under the laws of the State of Nevada (the "COMPANY"), and certain trusts, all of the beneficial ownership of which will be owned by the Company (together with the Company, each an "ISSUER"), in connection with the proposed issuance by each Issuer of its asset-backed certificates (the "CERTIFICATES"). The Certificates are to be issued pursuant to a Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), between the applicable Issuer, the servicer (the "SERVICER") and the trustee (the "TRUSTEE") in the form filed as an exhibit to the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), which Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT") on December __, 1995. This opinion is also to be filed as an exhibit to the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuers' organizational documents, the Pooling and Servicing Agreement and form of Certificates included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Pooling and Servicing Agreement as completed for each series will be duly executed and delivered; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement; and that the Certificates for each series will be sold as described in the Registration Statement.

     Based upon the foregoing, we are of the opinion that the Certificates are in due and proper form, and assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement for each series by the Issuer, the Servicer and the Trustee and the due authorization of

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Remodelers Investment Corporation
December __, 1995
Page -2-

the Certificates for each series by all necessary action on the part of the applicable Issuer, when validly executed, authenticated and issued in accordance with the applicable Pooling and Servicing Agreement and delivered against payment therefor, the Certificates for each series will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the Pooling and Servicing Agreement in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the United States and the State of Texas, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

        This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity. We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Sincerely,

                                           ANDREWS & KURTH L.L.P.


                                           By:
                                              ------------------------------
                                              Michael B. Thimmig, Partner